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                                                                    EXHIBIT 10.7

                                  STOCKHOLDERS
                                    AGREEMENT



                          Dated as of December 26, 1992



                                      Among

                               GENE E. BOWLES, JR.

                                  DAVID A. EEG

                           CP ACQUISITION, L.P. NO.4A

                           CP ACQUISITION, L.P. NO.4B

                             CAPITAL PARTNERS, INC.

                                    FGS, INC.

                               MAXTOR CORPORATION

                            STORAGE DIMENSIONS, INC.

                                       and

                           OTHER MANAGEMENT INVESTORS
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                                TABLE OF CONTENTS

                                                                           Page

BACKGROUND AND STATEMENT OF PURPOSE....................................      1

ARTICLE 1             DEFINITIONS......................................      1

         1.1          "Action".........................................      1
         1.2          "Agreement"......................................      1
         1.3          "Approval".......................................      2
         1.4          "Board"..........................................      2
         1.5          "Bylaws".........................................      2
         1.6          "Closing"........................................      2
         1.7          "Closing Date"...................................      2
         1.8          "Exchange Act"...................................      2
         1.9          "Governmental Entity"............................      2
         1.10         "Holder" or "Holders"............................      2
         1.11         "Immediate Family Member"........................      2
         1.12         "Initial Public Offering"........................      2
         1.13         "Law"............................................      2
         1.14         "Loss"...........................................      2
         1.15         "Management Investor"............................      3
         1.16         "Management Investor Permitted Transferee".......      3
         1.17         "Maxtor Permitted Transferee"....................      3
         1.18         "Newco Common Stock".............................      3
         1.19         "Newco Equity Equivalent"........................      3
         1.20         "Newco Equity Security"..........................      3
         1.21         "Newco Voting Convertible Preferred Stock".......      3
         1.22         "1993 Stock Option Plan".........................      3
         1.23         "1993 Stock Purchase Plan".......................      3
         1.24         "Order"..........................................      3
         1.25         "Other Management Investor"......................      3
         1.26         "Person".........................................      3
         1.27         "Purchaser"......................................      3
         1.28         "Register," "registered" and "registration"......      3
         1.29         "Registrable Securities".........................      3
         1.30         "Restated Certificate of Incorporation"..........      4
         1.31         "Securities Act".................................      4
         1.32         "SEC"............................................      4
         1.33         "Stock Subscription Agreement"...................      4
         1.34         "Total Voting Power of Newco"....................      4
         1.35         "Voting Stock"...................................      4




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ARTICLE 2      LEGENDS AND TRANSFER RESTRICTIONS.......................     5

         2.1   Legend..................................................     5
         2.2   Removal of Legend and Transfer Restrictions.............     5
         2.3   Restrictions on Transfer................................     5
         2.4   Notice of Proposed Transfers............................     6

ARTICLE 3      COVENANTS CONCERNING CONDUCT OF CAPITAL
               INVESTORS, MANAGEMENT INVESTORS, MAXTOR AND
               NEWCO AFTER CLOSING.....................................     6

         3.1   Maxtor's Right of First Refusal on New Issuances........     6
               (a)     Right of Pro Rata Purchase......................     6
               (b)     Procedure.......................................     6
               (c)     Exceptions......................................     7
         3.2   Maxtor's Permitted Transfers............................     7
         3.3   Management Investors Permitted and Required Transfers...     9
         3.4   Maxtor's Right of Co-Sale on Stock Transfers............    10
         3.5   Capital's "Bring-Along" Right...........................    10
         3.6   Composition of Newco Board..............................    11
         3.7   Maxtor's Director-Designee's Voting Rights..............    11
         3.8   Renewal of Voting Agreement.............................    12
         3.9   Books, Records and Financial Statements.................    12
         3.10  Public Accountants......................................    12
         3.11  Accounting Assistance...................................    13
         3.12  Proprietary Information Agreements......................    13
         3.13  Standstill..............................................    13
         3.14  Legend..................................................    13
         3.15  Other Management Investors..............................    13
         3.16  Termination.............................................    14

ARTICLE 4      REGISTRATION RIGHTS.....................................    14

         4.1   Company Registration....................................    14
               (a)     Registration....................................    14
               (b)     Underwriting....................................    14
         4.2   Form S-3................................................    15
         4.3   Expenses of Registration................................    16
         4.4   Registration Procedures.................................    16
         4.5   Indemnification.........................................    17
         4.6   Information by Holder...................................    19
         4.7   Rule 144 Reporting......................................    19
         4.8   Transfer of Registration Rights.........................    20
         4.9   "Market Stand-Off" Agreement............................    20
         4.10  Other Registration Rights...............................    20
         4.11  Most Favored Registration Rights........................    21


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ARTICLE 5      GENERAL................................................     21

         5.1   Amendments; Waivers....................................     21
         5.2   Integration............................................     21
         5.3   Reasonable Efforts; Further Assurances.................     21
         5.4   Governing Law..........................................     21
         5.5   Assignment.............................................     21
         5.6   Headings...............................................     22
         5.7   Counterparts...........................................     22
         5.8   Parties in Interest....................................     22
         5.9   Notices................................................     22
         5.10  Remedies; Waiver.......................................     24
         5.11  Severability...........................................     24
         5.12  No Consequential Damages...............................     24



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                             STOCKHOLDERS' AGREEMENT

         This Stockholders' Agreement (this "Agreement") is entered into as of December 26, 1992 among David A. Eeg ("Eeg"), Gene E. Bowles, Jr. ("Bowles"), CP Acquisition, L.P. No. 4A, a Delaware limited partnership ("CP4A"), CP Acquisition, L.P. No. 4B, a Delaware limited partnership ("CP4B"), Capital Partners, Inc., a Connecticut corporation ("CP Inc."), FGS, Inc., a Delaware corporation ("FGS"; and collectively with CP4A, CP4B and CP Inc., the "Capital Investors"), Maxtor Corporation, a Delaware corporation ("Maxtor"), STORAGE DIMENSIONS, INC., a Delaware corporation formerly known as SDI Acquisition Corporation ("Newco") and each of the Other Management Investors (as defined below) who becomes a party to this Agreement at the Closing (as defined below).

                       BACKGROUND AND STATEMENT OF PURPOSE

         The Capital Investors, Bowles, Eeg and Maxtor (the "Original Investors") and Newco have entered into a Stock Purchase and Asset Acquisition Agreement dated as of December 4, 1992 (the "Acquisition Agreement") with Storage Dimensions, Inc. a California corporation ("SDI"). It is a condition to the closing of the transactions contemplated by the Acquisition Agreement that the Original Investors will have entered into a Stockholders' Agreement substantially in the form of this Agreement. It is contemplated that Other Management Investors (as defined below) who purchase shares of Newco Voting Convertible Preferred Stock (as defined below) will become parties to this Agreement.

         In consideration of the mutual promises contained herein the parties, intending to be legally bound, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings set forth below.

         1.1 "Action" means any action, complaint, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

         1.2 "Agreement" means this Agreement, as amended or supplemented, together with all exhibits and schedules attached to or incorporated by reference pursuant to this Agreement.

         1.3 "Approval" means any approval, authorization, consent, qualification or registration, or any waiver of any of the foregoing, required to be obtained from, or any notice, statement or other communication required to be filed with or delivered to, any Governmental Entity or any other Person.


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         1.4 "Board" means the Board of Directors of Newco.

         1.5 "Bylaws" means the bylaws of Newco in the form attached to the Acquisition Agreement as Exhibit C, as amended.

         1.6 "Closing" means the closing of the purchase by Newco from SDI of the assets of SDI and the purchase by the Original Investors from Newco of Newco Common Stock and Newco Voting Convertible Preferred Stock as provided in the Acquisition Agreement.

         1.7 "Closing Date" means the day on which the Closing occurs.

         1.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.9 "Governmental Entity" means any government or any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

         1.10 "Holder" or "Holders" means any person or persons to whom Registrable Securities were originally issued, any Maxtor Permitted Transferee, any Management Investor Permitted Transferee and any qualifying transferee under
Section 4.8 hereof who holds Registrable Securities.

         1.11 "Immediate Family Member" means any parent, spouse, child or grandchild of the subject Person.

         1.12 "Initial Public Offering" means the initial public offering of securities of Newco in a firm underwriting pursuant to a registration statement that has become effective in accordance with the provisions of the Securities Act.

         1.13 "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any thereof or any Order.

         1.14 "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

         1.15 "Management Investor" means Bowles, Eeg or any Other Management Investor.

         1.16 "Management Investor Permitted Transferee" is defined in Section 3.3(a).

         1.17 "Maxtor Permitted Transferee" is defined in Section 3.2(a).



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         1.18 "Newco Common Stock" means the common stock, par value $0.005 per share, of Newco.

         1.19 "Newco Equity Equivalent" means any capital stock or other security of Newco directly or indirectly convertible into, or exercisable or exchangeable for, any equity security of Newco, including, without limitation, the Newco Common Stock and the Newco Voting Convertible Preferred Stock. The term "Newco Equity Equivalent" shall include the Newco Voting Convertible Preferred Stock.

         1.20 "Newco Equity Security" means any Newco Common Stock or any Newco Equity Equivalent.

         1.21 "Newco Voting Convertible Preferred Stock" means the voting convertible preferred stock, par value $0.005 per share, of Newco.

         1.22 "1993 Stock Option Plan" is defined in Section 3.1(c).

         1.23 "1993 Stock Purchase Plan" is defined in Section 3.1(c).

         1.24 "Order" means any decree, injunction, judgment, order, ruling, assessment or writ.

         1.25 "Other Management Investor" means those of Robert E. Bylin, George
K. Peck, Gary D. Taggart and Hermann E. Steigerwald that purchase Newco Voting Convertible Preferred Stock pursuant to a Stock Subscription Agreement and who becomes a party to this Agreement as provided in Section 3.15.

         1.26 "Person" means any association, corporation, individual, partnership, trust or other entity or organization, including a Governmental Entity.

         1.27 "Purchaser" means any Person that purchases any Newco Equity Security and that becomes a party to this Agreement.

         1.28 "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         1.29 "Registrable Securities" means (a) all shares of Newco Common Stock (i) acquired at any time by or issuable upon the conversion, exchange or exercise of any Newco Equity Equivalent acquired at any time by Maxtor pursuant to the Acquisition Agreement, this Agreement or otherwise, (ii) acquired at any time by or issuable upon the conversion, exchange or exercise of any Newco Equity Equivalent acquired at any time by any Capital Investor pursuant to the Acquisition Agreement, this Agreement or otherwise, (iii) issuable upon the conversion of the Newco Voting Convertible Preferred Stock acquired by Eeg or Bowles pursuant to the Acquisition Agreement and (iv) issuable upon the conversion of the Newco Voting Convertible Preferred Stock acquired by any Other Management Investor pursuant to a Stock Subscription Agreement; (b) all equity securities issued in lieu of any of the securities referred to in clause (a)


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of this Section 1.29 in any reorganization which have not been sold in a distribution (as defined in the Securities Act); and (c) all equity securities issued in respect of any of the securities referred to in clause (a) or (b) of this Section 1.29 as a result of a stock split, stock dividend, recapitalization or the like, which have not been sold in a distribution.

         1.30 "Restated Certificate of Incorporation" means the restated certificate of incorporation of Newco in the form attached to the Acquisition Agreement as Exhibit B, as amended.

         1.31 "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         1.32 "SEC" means the Securities and Exchange Commission.

         1.33 "Stock Subscription Agreement" means an agreement between Newco and an Other Management Investor providing for the purchase of Newco Voting Convertible Preferred Stock by such Other Management Investor from Newco. The aggregate amount of Newco Voting Convertible Preferred Stock that will be purchased and sold under all Stock Subscription Agreements shall not exceed 467,500 shares.

         1.34 "Total Voting Power of Newco" means the total number of votes which may be cast in the election of directors of Newco at any meeting of stockholders of Newco if all securities entitled to vote in the election of directors of Newco are present and vote at such meeting (other than votes that may be cast only upon the happening of a contingency).

         1.35 "Voting Stock" means the Newco Common Stock, the Newco Voting Convertible Preferred Stock and any other securities issued by Newco having the ordinary power to vote in the election of directors of Newco (other than securities having such power only upon the happening of a contingency).

                                    ARTICLE 2

                        LEGENDS AND TRANSFER RESTRICTIONS

         2.1 Legend. Each certificate representing any Newco Equity Securities shall be endorsed with the following legends:

             (a) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED OR PLEDGED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE CORPORATION RECEIVES AN OPINION OF


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                  COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY
                  SATISFACTORY TO THE CORPORATION, STATING THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED.

                  (b) Any other legends required by California law or other applicable state blue sky laws; and

                  (c) Any legends required by this Agreement.

         2.2 Removal of Legend and Transfer Restrictions.

                  (a) Any legend endorsed on a certificate pursuant to Section 2.1(a) and any stop transfer instructions with respect to such Newco Equity Securities shall be removed and Newco shall issue a certificate without such legend to the holder thereof if such Newco Equity Securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available, if such legend may be properly removed under the terms of Rule 144 promulgated under the Securities Act or if such holder provides Newco with an opinion of counsel for such holder reasonably satisfactory to legal counsel for Newco, to the effect that a public sale, transfer or assignment of such Newco Equity Securities may be made without registration.

                  (b) Any legend endorsed on a certificate pursuant to Section 2.1(b) shall be removed upon receipt by Newco of an order of the California Department of Corporations or other blue sky authority authorizing such removal, as appropriate.

         2.3 Restrictions on Transfer. Each Purchaser agrees that it will not, directly or indirectly, offer, sell, transfer, assign, pledge, hypothecate or otherwise dispose of, or make any exchange, gift, assignment or pledge of, any Newco Equity Securities held by it except in accordance with the terms of this Agreement. Newco need not register a transfer of any Newco Equity Securities and may also instruct its transfer agent not to register a transfer of any Newco Equity Securities unless the conditions specified in this Agreement are satisfied.

         2.4 Notice of Proposed Transfers. The holder of each certificate representing any Newco Equity Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.4. Prior to any proposed transfer of any Newco Equity Securities unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to Newco of such holder's intention to effect such transfer. Each such notice shall set forth the manner, circumstances and material terms of the proposed transfer in a manner satisfactory to Newco, including without limitation the price. Unless in the opinion of counsel to Newco the transaction is in compliance with Rule 144 or otherwise exempt from registration, the notice required by this Section 2.4 shall be accompanied by either (a) a written opinion of legal counsel addressed to Newco and reasonably satisfactory in form and content to Newco's counsel to the effect that the proposed transfer may be effected without registration under the Securities Act, or (b) a "no action" letter from the SEC to the


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effect that the proposed transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto.

                                    ARTICLE 3

               COVENANTS CONCERNING CONDUCT OF CAPITAL INVESTORS,
                          MANAGEMENT INVESTORS, MAXTOR
                             AND NEWCO AFTER CLOSING

         3.1 Maxtor's Right of First Refusal on New Issuances.

                  (a) Right of Pro Rata Purchase. If Newco decides to issue any Newco Equity Securities it will give Maxtor the right to purchase its pro rata share of such Newco Equity Securities based upon its then percentage ownership of Newco Common Stock (assuming the conversion of all then outstanding Newco Equity Equivalents convertible into shares of Newco Common Stock and the exchange of all then outstanding Newco Equity Equivalents exchangeable for shares of Newco Common Stock without the delivery of any additional consideration) on the terms set forth in this Section 3.1.

                  (b) Procedure. In the event Newco proposes to issue any Newco Equity Securities, it shall give Maxtor written notice of the proposed terms. Maxtor shall have thirty days after receipt of such notice to notify Newco in writing that Maxtor agrees to purchase all or part of its pro rata share of such Newco Equity Securities and it shall have thirty days thereafter to complete such purchase. If Maxtor declines to exercise its right to purchase or fails to give notice to Newco within thirty days after receipt of Newco's notice, Newco shall have one hundred twenty days thereafter to sell the Newco Equity Securities upon terms no more favorable to the purchasers thereof than specified in Newco's notice.

                  (c) Exceptions. The pro rata purchase rights set forth in this
Section 3.1 shall not apply to: (i) the issuance by Newco of any Newco Equity Securities pursuant to the terms of the Acquisition Agreement or any Stock Subscription Agreement, (ii) the issuance by Newco of up to 2,222,222 shares of Newco Common Stock pursuant to a stock option plan (the "1993 Stock Option Plan") to be adopted by the Board after the Closing or 467,500 shares of Newco Voting Convertible Preferred Stock pursuant to a stock purchase plan (the "1993 Stock Purchase Plan") to be adopted by the Board promptly after the Closing, to directors, officers, employees or consultants of Newco, such number of shares as increased, if at all, in accordance with Section 3.7, (iii) the issuance of Newco Equity Securities in connection with any transaction of a type described in Rule 145 under the Securities Act in which, among other things, Maxtor has been offered the opportunity to maintain its proportionate interest in Newco Common Stock (assuming the conversion of all then outstanding Newco Equity Equivalents convertible into shares of Newco Common Stock and the exchange of all then outstanding Newco Equity Equivalents exchangeable for shares of Newco Common Stock without the delivery of any additional consideration by purchase for cash of Newco Equity Securities of the same type issued in such transaction for value substantially equivalent to that paid or contributed by other offerees or purchasers in such transaction, (iv) the issuance of Newco Equity Securities upon the conversion,


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exercise or exchange of any Newco Equity Equivalents which were issued pursuant to the Acquisition Agreement or any Stock Subscription Agreement, or the issuance of which was subject to such rights or (v) the issuance of Newco Equity Securities pursuant to the Initial Public Offering.

         3.2 Maxtor's Permitted Transfers. Neither Maxtor nor any Maxtor Permitted Transferee may transfer directly or indirectly any of the Newco Equity Securities acquired by it pursuant to the Acquisition Agreement or otherwise except as provided in this Section 3.2.

                  (a) Maxtor shall be entitled to transfer all or part of its Newco Equity Securities to any corporation of which Maxtor owns not less than a majority of the voting stock (each a "Maxtor Permitted Transferee"); provided, that each Maxtor Permitted Transferee, if not a party hereto, shall simultaneously with such transfer become a party hereto by executing and filing with Newco a letter substantially in the following form:

Storage Dimensions, Inc.                                                  [Date]
[Address]

Dear Sirs:

The undersigned hereby agrees to become a party to the Stockholders Agreement dated as of December 26, 1992 (the "Agreement") among Storage Dimensions, Inc. and certain of its stockholders, and agrees, as of the date hereof, to be bound by all of the terms and provisions thereof. The Agreement shall be binding upon the successors and assigns of the undersigned.

                                                     Very truly yours,



                                                     __________________________



         Each certificate evidencing any Newco stock transferred to any Maxtor Permitted Transferee as above provided shall bear the appropriate restrictive legends set forth in Section 2.1 unless such legends would be removable pursuant to Section 2.2.

                  (b) If Maxtor or any Maxtor Permitted Transferee (the "Maxtor Offeror") desires to transfer all or part of its Newco Equity Securities to a person other than a Maxtor Permitted Transferee, it will first give written notice to the Capital Investors stating the Newco Equity Securities it intends to offer and the price and terms it intends to ask. Not later than 45 days after receipt of such written notice, the Capital Investors or their designee will give the Maxtor Offeror written notice stating either that the Capital Investors or such designee elects to purchase such Newco Equity Securities at the price and on the terms stated in such notice or that the Capital Investors or such designee offers to acquire all such Newco Equity Securities at such other price or on such other terms as the Capital Investors or such designee shall state in such notice. If the Capital Investors or such designee does not give the Maxtor Offeror such notice within such period, the Maxtor Offeror may transfer all of the Newco Equity Securities with


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
respect to which such notice was given free of the Capital Investors' right of first refusal during the 317-day period after the date of the Maxtor Offeror's notice to the Capital Investors at such price and on such terms as the Maxtor Offeror may determine. If the Capital Investors or such designee gives such notice timely and elects to purchase such Newco Equity Securities on the terms offered by the Maxtor Offeror, the parties will complete the sale at the price and on the terms offered. If the Capital Investors or such designee gives such notice timely and offers to purchase the Newco Equity Securities on other terms, the Maxtor Offeror may accept such offer by giving the Capital Investors or such designee written notice not later than 45 days after receipt of notice from the Capital Investors or such designee, whereupon the parties will complete the sale at the price and on the terms of the offer of the Capital Investors or such designee. If the Maxtor Offeror does not accept such offer, the Maxtor Offeror may sell such Newco Equity Securities to a third party during the twelve (12) month period after the date of the notice from the Capital Investors or such designee, but only at a price and on terms that on the whole are not materially less favorable to the Maxtor Offeror than those of the offer of the Capital Investors or such designee. If the Maxtor Offeror does not sell the shares during such twelve-month period, Maxtor may not sell or otherwise transfer such Newco Equity Securities without giving a new written notice to the Capital Investors and following again the procedure described in this Section 3.2. The procedures set forth in this Section 3.2 may be initiated only once in any nine-month period.

                  (c) The provisions of this Section 3.2 will terminate on the fifth anniversary of the Closing Date unless earlier terminated pursuant to
Section 3.16.

         3.3 Management Investors Permitted and Required Transfers.

                  (a) Except as provided in this Section 3.3, neither any Management Investor nor any Management Investor Permitted Transferee may transfer any of the Newco Equity Securities issued or issuable to such Management Investor or Management Investor Permitted Transferee pursuant to (i) the Acquisition Agreement, (ii) a Stock Subscription Agreement, (iii) a stock purchase plan or stock option plan adopted by the Board or (iv) upon the conversion, exchange or exercise of any such Newco Equity Securities referred to in clauses (i) through (iii) of this Section 3.3(a) and each of them shall be required to transfer his Newco Equity Securities as provided in this Section 3.3.

                  (b) A Management Investor shall be entitled to transfer any such Newco Equity Securities to any of the following persons (each a "Management Investor Permitted Transferee"): (i) an Immediate Family Member of such Management Investor; (ii) a trust for the sole benefit of such Management Investor or one or more Immediate Family Members of such Management Investor;
(iii) the personal representative of such Management Investor but only upon the death of such Management Investor for purposes of administration of such Management Investor's estate or upon the incompetency of such Management Investor for purposes of the protection and management of such Management Investor's assets; and (iv) any party to this Agreement including, without limitation, Newco; provided, that each Management Investor Permitted Transferee, if not a party hereto, shall simultaneously with such transfer become a party hereto by executing and filing with Newco a letter substantially in the following form:



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
Storage Dimensions, Inc.                                                  [Date]
[Address]

Dear Sirs:

The undersigned hereby agrees to become a party to the Stockholders Agreement dated as of December 26, 1992 (the "Agreement") among Storage Dimensions, Inc. and certain of its stockholders, and agrees, as of the date hereof, to be bound by all of the terms and provisions thereof. The Agreement shall be binding upon the executors, administrators, successors and assigns of the undersigned.

                                                     Very truly yours,


                                                     __________________________


                  (c) Each certificate evidencing any Newco Equity Securities transferred to any Management Investor Permitted Transferee as above provided shall bear the appropriate restrictive legends set forth in Section 2.1 unless such legends would be removable pursuant to Section 2.2.

         3.4 Maxtor's Right of Co-Sale on Stock Transfers. If any of the Capital Investors arranges a sale of any of its Newco Equity Securities to a non-affiliate or any Management Investor arranges a sale of any of his Newco Equity Securities to a person other than a Management Investor Permitted Transferee, such Capital Investor or Management Investor, as the case may be, will, before consummating the sale, offer to Maxtor and all Maxtor Permitted Transferees the opportunity to participate in the sale pro rata in proportion to the parties' interests in Newco Equity Securities outstanding at the time of sale, provided, however, that neither any Capital Investor nor any Management Investor shall be required to make any such offer to Maxtor or any Maxtor Permitted Transferee in connection with any sale by such Capital Investor or Management Investor as part of the Initial Public Offering. Such offer to participate must be made in writing at least 30 days before the contemplated closing date for the sale of the Newco Equity Securities and must set forth the material terms of such proposed sale. If Maxtor or any Maxtor Permitted Transferee desires to participate, it must so notify the offering party in writing at least 5 days prior to such closing date and must agree to the same terms and conditions for the sale as those agreed by the offering party. If Maxtor or any Maxtor Permitted Transferee gives such notice timely, the parties will complete the sale at the price and on the terms offered.

         3.5 Capital's "Bring-Along" Right. If any of the Capital Investors enters into an agreement with a third party not affiliated with any of the Capital Investors under which such party agrees to purchase all outstanding Newco Equity Securities, the Capital Investors may require Maxtor, all Maxtor Permitted Transferees, all Management Investors and all Management Investor Permitted Transferees, at the closing of such transaction, to sell all, but not less than all, of the Newco Equity Securities owned by them to such third party at the same price and on the same terms as the Capital Investors receive under such agreement for comparable securities. The

Capital Investors will notify Maxtor, all Maxtor Permitted Transferees, all Management Investors and all Management Investor Permitted Transferees of the proposed transaction and its principal terms not later than ten (10) days after it enters into such an agreement, and will provide Maxtor, all Maxtor Permitted Transferees, all Management Investors and all Management Investor Permitted Transferees promptly such information as they reasonably may request regarding the transaction and the third party. Neither Maxtor nor any Maxtor Permitted Transferee will be obligated to sell its Newco Equity Securities under this
Section 3.5, however, unless Maxtor and all Maxtor Permitted Transferees in the aggregate will receive in such transaction not less than $8 million in exchange for the Newco Equity Securities acquired by Maxtor at the Closing; provided, that such amount shall be adjusted to reflect the effect of any assignment, sale or transfer by Maxtor or any Maxtor Permitted Transferee, other than to a Maxtor Permitted Transferee, of any Newco Equity Securities between the Closing Date and the closing of a transaction contemplated by this Section 3.5. Neither any of the Management Investors nor any Management Investor Permitted Transferee will be obligated to sell any of their Newco Equity Securities under this
Section 3.5 unless Maxtor sells its Newco Equity Securities in a transaction contemplated by this Section 3.5.

         3.6 Composition of Newco Board. So long as Maxtor and all Maxtor Permitted Transferees in the aggregate own Voting Stock representing not less than 16% of the Total Voting Power of Newco, the Purchasers will vote their stock and take all other action reasonably required to elect to the Board an individual designated by Maxtor and the Maxtor Permitted Transferees. Maxtor and the Maxtor Permitted Transferees agree that such designee will not be the Chief Executive Officer or Chairman of Maxtor. Such director may be removed, with or without cause, at any time by Maxtor and the Maxtor Permitted Transferees. If a vacancy is created on the Board at any time by the death, permanent disability, retirement, resignation, removal or expiration of the term of the director designated by Maxtor and the Maxtor Permitted Transferees, each party hereby agrees promptly to take such action as may be reasonably required to fill such vacancy by electing as a director an individual designated by Maxtor and the Maxtor Permitted Transferees. Each party hereto agrees to take promptly such action as may be reasonably required to call, or cause promptly Newco and the appropriate officers and directors of Newco to call, special or annual meetings of the Board or the stockholders of Newco, or to take promptly such other action as may be reasonably required, including voting or the execution of written consents in lieu of any meeting, to ensure promptly that the composition of the Board is consistent with, and that the election of individuals as members of the Board is in accordance with, this Section 3.6. The provisions of this Section
3.6 shall terminate at such time as Maxtor and all Maxtor Permitted Transferees in the aggregate own Voting Stock representing less than 16% of the Total Voting Power of Newco.

         3.7 Maxtor's Director-Designee's Voting Rights. Without the affirmative approval of the director-designee of Maxtor and the Maxtor Permitted Transferees on the Board given at a duly called and held meeting of the Board or by unanimous written consent in accordance with the Delaware General Corporation Law and the Bylaws: (i) the number of authorized directors of Newco will not be increased to more than seven, (ii) Newco will not enter into an agreement to merge with, or to sell substantially all of its assets to, any buyer in which the Capital Investors or any of their affiliates has a financial interest or in a transaction in which Maxtor and all of the Maxtor Permitted Transferees in the aggregate receive less than $8 million in cash in exchange for the Newco Equity Securities acquired by Maxtor at the Closing; provided, that such amount shall be adjusted to reflect the effect of any assignment, sale or transfer by Maxtor or any Maxtor Permitted Transferee (other than to a Maxtor Permitted Transferee) of any Newco Equity Securities between the Closing Date and the closing of any such merger or sale of assets, (iii) Newco will not adopt any stock option or stock purchase plan other than the 1993 Stock Option Plan and the 1993 Stock Purchase Plan to be adopted by the Board following the Closing and in connection with which no more than 2,222,222 shares of Newco Common Stock and 467,500 shares of Newco Voting Convertible Preferred Stock, respectively, will be reserved for issuance, (iv) Newco will not increase the number of shares of Newco Voting Convertible Preferred Stock reserved for issuance pursuant to the 1993 Stock Purchase Plan to more than 467,500 shares,
(v) Newco will not increase the number of shares of Newco Common Stock reserved in connection with any employee stock option or stock purchase plan to a level that would permit the aggregate share reserve of all such plans (excluding the 1993 Stock Purchase Plan) to exceed, at any time, 10% (or such larger percentage as the Capital Investors and Maxtor and the Maxtor Permitted Transferees may agree) of the then outstanding shares of Newco Common Stock, assuming for the purpose of such calculation the conversion of all then outstanding Newco Equity Securities convertible into shares of Newco Common Stock and the exercise or exchange of all outstanding Newco Equity Securities exercisable or exchangeable for shares of Newco Common Stock and (vi) no dividends shall be paid on any share of Newco Voting Convertible Preferred Stock unless at the same time a comparable dividend is paid with respect to each outstanding share of Newco Common Stock. The provisions of this Section 3.7 shall terminate at such time as Maxtor and all Maxtor Permitted Transferees in the aggregate own Voting Stock representing less than 16% of the Total Voting Power of Newco.

         3.8 Renewal of Voting Agreement. Prior to the tenth anniversary of the Closing Date, and beginning at any time after the eighth anniversary thereof, the Purchasers will negotiate in good faith a ten-year extension to the voting arrangements set forth in Section 3.7, such extension to take effect on the tenth anniversary of the Closing Date. The Purchasers will negotiate in good faith consecutive extensions of such voting arrangements for additional ten-year periods, each to take effect upon the expiration of the prior extension, such negotiations to begin prior to the tenth anniversary of the effective date of the current extension, beginning at any time after the eighth anniversary thereof. The provisions of this Section 3.8 shall terminate at such time as Maxtor and all Maxtor Permitted Transferees in the aggregate own Voting Stock representing less than 16% of the Total Voting Power of Newco.

         3.9 Books, Records and Financial Statements. Only so long as Maxtor and all Maxtor Permitted Transferees in the aggregate own Voting Stock representing not less than 16% of the Total Voting Power of Newco: Newco will keep proper corporate records and books of account in which true and correct entries will be made of all transactions on an accrual basis; the books of account will be sufficient to permit the preparation of the financial statements of Newco in accordance with United States generally accepted accounting principles; Newco will prepare and provide to the Board on a timely basis (a) monthly and quarterly unaudited financial statements; and (b) annual financial statements audited by an independent certified public accounting firm; and Newco will deliver copies of such financial statements to Maxtor and all Maxtor Permitted Transferees; provided, that in addition to the director designated by Maxtor and the Maxtor Permitted Transferees such financial statements will be distributed only to such other employees of Maxtor or such Maxtor Permitted Transferees, as such director can reasonably demonstrate have a need to know the information contained in such financial statements.

         3.10 Public Accountants. Newco will retain an independent certified public accounting firm to perform an audit of the annual financial statements of Newco.

         3.11 Accounting Assistance. Newco will provide information and assistance to each party to this Agreement and its independent auditors as they may reasonably request to enable such party and its independent auditors to prepare financial statements in accordance with generally accepted accounting principles as appropriate, including accounting for such party's investment in Newco pursuant to the equity method, and to comply with such party's reporting requirements and other disclosure obligations under applicable securities laws and regulations.

         3.12 Proprietary Information Agreements. Newco will require all of its employees to execute agreements with respect to the protection of Newco's proprietary information and technology and the assignment of inventions in a form satisfactory to the Board.

         3.13 Standstill. Maxtor and each Maxtor Permitted Transferee agrees that, except as permitted by Section 3.1 above, none of them will, unless the prior written approval of the Board has been obtained, acquire, or permit any of their affiliates to acquire, by purchase or otherwise, any Newco Equity Securities. The provisions of this Section 3.13 shall terminate upon the earliest to occur of (a) the fourth anniversary of the Closing Date, (b) the second anniversary of the closing of the Initial Public Offering and (c) such time as Maxtor and all Maxtor Permitted Transferees in the aggregate own Voting Stock representing less than 16% of the Total Voting Power of Newco.

         3.14 Legend. To assist in effectuating the provisions of this Article 3, each Purchaser hereby consents to the placement of the following legend on all certificates certifying ownership of any securities issued hereunder:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE HOLDER AND THE CORPORATION, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF THE CORPORATION".

         3.15 Other Management Investors. Newco shall not issue any Newco Equity Securities to any Other Management Investor unless such Other Management Investor shall simultaneously with such issuance become a party hereto by executing and filing with Newco a letter substantially in the following form:

Storage Dimensions, Inc.                                                  [Date]
[Address]

Dear Sirs:

The undersigned hereby agrees to become a party to the Stockholders Agreement dated as of December 26, 1992 (the "Agreement") among Storage Dimensions, Inc. and certain of its stockholders, and agrees, as of the date hereof, to be a Management Investor (as defined therein) and to be bound by all of the terms and provisions thereof. The Agreement shall be binding upon the successors and assigns of the undersigned.

                                                  Very truly yours,


                                                  _____________________________


         Each certificate evidencing any Newco Equity Securities issued to any Other Management Investor as above provided shall bear the appropriate restrictive legends set forth in (i) Section 2.1 unless such legends would be removable pursuant to Section 2.2 and (ii) Section 3.14.

         3.16 Termination. Except for Sections 3.11 and 3.13, the provisions of this Article 3 shall terminate upon the closing of the Initial Public Offering.

                                    ARTICLE 4

                               REGISTRATION RIGHTS

         4.1 Company Registration.

                  (a) Registration. If at any time or from time to time, Newco determines to register any of its securities either for its own account or for the account of any of its stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, Newco will:

                           (i) promptly give to each Holder written notice
thereof (which will include a list of the jurisdictions in which Newco intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                           (ii) include in such registration (and compliance),
and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from Newco, by any Holder or Holders, except as set forth in subsection 4.1(b) below.

                  (b) Underwriting. If the registration of which Newco gives notice is for a registered public offering involving an underwriting, Newco will so advise the Holders as a part of the written notice given pursuant to subsection 4.1(a)(i). In such event the right of any Holder to registration pursuant to subsection 4.1 will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting will (together with Newco and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Newco. Notwithstanding any other provision of this subsection 4.1, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter and Newco may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting; provided, however, that no Registrable Securities will be so excluded unless all other securities proposed to be included in such registration (other than securities registered for the account of Newco) also have been reduced on a pro rata basis, or excluded entirely from such registration and underwriting, as the case may be; and provided further, however, that after the Initial Public Offering, the shares to be included in any registration and underwriting pursuant to this subsection 4.1(b) by Holders and other stockholders may not be reduced below 20% of the shares included in such registration and underwriting. In the event of any such limitation of the number of shares to be underwritten, Newco will so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting will be allocated among the Holders requesting registration in proportion, as nearly as practicable, as the respective amounts of Registrable Securities held by each of such Holders participating in such registration as of the date of the notice pursuant to subsection 4.1(a)(i) above bears to the total number of Registrable Securities held by all of such Holders participating in such registration. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Newco and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting will be withdrawn from such registration.

         4.2 Form S-3. Newco will use its reasonable efforts to qualify for registration on SEC Form S-3 or any successor form. After Newco has qualified for the use of Form S-3, a Holder or Holders will have the right to request registrations on Form S-3 (which requests will be in writing and will state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders), subject to the following limitations:

                  (a) No Holder or group of Holders may require Newco to effect a registration pursuant to this subsection 4.2 (i) within 12 months after the effective date of the Initial Public Offering, (ii) within 180 days after the effective date of the last registration pursuant to this subsection 4.2 or (iii) from and after such time as Newco is then providing current public information within the meaning of Rule 144(c)(1), and such Holder or group of Holders is able to sell under Rule 144 during any 3-month period all of the Registrable Securities then held by such Holder or group of Holders.

                  (b) Newco will not be required to effect a registration pursuant to this subsection 4.2 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an anticipated aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000.

                  (c) Newco will have the right to defer filing a registration statement pursuant to this subsection 4.2 for a period of up to 60 days following the requested filing date if Newco furnishes to the Holders requesting registration a certificate signed by the Chief Executive Officer of Newco stating that in his good faith judgment it would be detrimental to Newco and its shareholders for a registration statement to be filed at the requested filing date and that it is therefore highly desirable to defer the filing of such registration statement.

         Newco will give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this subsection 4.2 and will provide a reasonable opportunity for all Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of subsection 4.1(b) will apply to all participants in such offering. Newco may include shares for its own account in any registration pursuant to subsection 4.2, up to 50% of the shares included in any such registration. Subject to the foregoing, Newco will use its reasonable efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by any Holder or Holders thereof for purposes of disposition.

         4.3 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Article 4 including, without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Newco and expenses of any special audits incidental to or required by such registration, will be borne by Newco except as follows:

                  (a) Newco will not be required to pay fees or disbursements of more than one legal counsel for all Holders who are selling Registrable Securities in such registration, qualification or compliance.

                  (b) Newco will not be required to pay underwriters' fees, discounts, commissions or transfer taxes relating to Registrable Securities.

                  (c) Newco will not be required to pay any expenses incurred in connection with any registration pursuant to subsection 4.2 after the second such registration; provided, however, if Newco includes shares in any registration pursuant to subsection 4.2, Newco will bear all such expenses.

         All expenses of any registered offering not otherwise borne by Newco will be borne pro rata among the Holders and other stockholders participating in the offering (and Newco, if it is selling securities in the offering) on the basis of the number of shares registered.

         4.4 Registration Procedures. In the case of each registration, qualification or compliance effected by Newco pursuant to this Agreement, Newco will keep each Holder participating therein advised in writing as to the initiation of such registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 4.3, at its expense Newco will:

                  (a) Prepare and file with the SEC a registration statement with respect to the Registrable Securities to be included in the registration and use its reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them and covered by such registration statement.

                  (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as may be reasonably requested by the Holders, provided that Newco will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other stockholder participating in such underwriting will also enter into such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by any such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         4.5 Indemnification.

                  (a) Newco will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make any statement therein not misleading, or any violation or alleged violation by Newco of the Securities Act, the Exchange

Act, or any state securities law applicable to Newco or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of Newco in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after the incurrence thereof, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 4.5(a) will not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of Newco (which consent will not be unreasonably withheld); and provided further, that Newco will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to Newco by an instrument duly executed by such Holder or underwriter specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Newco, each of its directors and officers, each underwriter, if any, of Newco's securities covered by such a registration statement, each person who controls Newco within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Newco, and such Holders, directors, officers, partners, persons and underwriters, within a reasonable amount of time after the incurrence thereof, for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Newco by an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 4.5(b) will not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent will not be unreasonably withheld); and provided further, that the total amount for which any Holder will be liable under this subsection 4.5(b) will not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                  (c) Each party entitled to indemnification under this Section
4.5 (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the

Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         4.6 Information by Holder. Any Holder or Holders of Registrable Securities included in any registration will promptly furnish to Newco such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Newco may request in writing and as may be required in connection with any registration, qualification or compliance referred to herein.

         4.7 Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, Newco agrees at all times to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144, after the effective date of the registration filed by Newco for the Initial Public Offering;

                  (b) file with the SEC in a timely manner all reports and other documents required of Newco under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by Newco as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the registration statement filed by Newco for the Initial Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of Newco, and such other reports and documents so filed by Newco as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

         4.8 Transfer of Registration Rights. Holders' rights to cause Newco to register their securities and keep information available granted to them by Newco under this Section 4 may be assigned to any transferee or assignee of a Holder's Registrable Securities not sold to the public, provided that Newco is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. Newco may prohibit the transfer of any Holders' rights under this subsection 4.8 to any proposed transferee or assignee who Newco reasonably believes is a competitor of Newco.

         4.9 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration (not to exceed 180 days) specified by Newco and an underwriter of Newco Common Stock or other securities of Newco, following the effective date of a registration statement of Newco filed under the Securities Act, it will not, to the extent requested by Newco and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of Newco held by it at any time during such period except Newco Common Stock included in such registration; provided, however, that:

                  (a) such agreement will be applicable only to the Initial Public Offering; and

                  (b) such agreement will not be required unless all executive officers and directors of Newco and all other holders of at least 5% of Newco's outstanding voting equity securities enter into similar agreements.

         In order to enforce the foregoing covenant, Newco may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

         4.10 Other Registration Rights. Except as otherwise provided in Section
4.11 below, without the prior written consent of Holders of a majority of the then Registrable Securities, Newco will not grant (a) any rights to require Newco to register securities (other than "piggyback" registration rights) or (b) any "piggyback" registration rights superior to or on a parity with the rights granted pursuant to Section 4.1 hereof.

         4.11 Most Favored Registration Rights. If Newco grants registration rights to any other Person which are more favorable in any material respect to such Person than those contained in this Article 4 are to the Holders, Newco will amend this Article 4 or grant new registration rights to the Holders to provide rights at least as favorable to the Holders.

                                    ARTICLE 5

                                     GENERAL

         5.1 Amendments; Waivers. This Agreement may be amended only by an agreement in writing signed by Newco and parties to this Agreement owning Voting Stock representing not less than seventy-five percent of the Voting Stock the owners of which are parties to this Agreement, but may not be so amended if such amendment would adversely effect any party to this Agreement in a manner different from other parties to this Agreement unless such party


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
agrees to such amendment; provided, however, Sections 3.1, 3.2, 3.4, 3.7, 3.9 and 3.13 may be amended by an agreement in writing signed by Maxtor and, subject to the approval of the Board, by Newco. No waiver of any provision nor consent to any exception to the terms of this Agreement will be effective unless in writing and signed by the party to be bound.

         5.2 Integration. This Agreement, together with the exhibit attached hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

         5.3 Reasonable Efforts; Further Assurances. Each party will use reasonable efforts to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement will be effected substantially in accordance with its terms as soon as reasonably practicable. The parties will cooperate with each other in such actions and in securing requisite Approvals.

         5.4 Governing Law. This Agreement and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such state and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law or are governed by the laws of the jurisdictions of organization of the respective parties.

         5.5 Assignment. This Agreement will inure to the benefit of, and be binding on, the successors and assigns of the parties to this Agreement.

         5.6 Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

         5.7 Counterparts. This Agreement and any amendment hereto or any other agreement or document delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts will constitute one and the same instrument and will become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party thereto and delivered to the other parties thereto.

         5.8 Parties in Interest. This Agreement will be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement is intended to relieve or discharge the obligation of any third person to (or to confer any right of subrogation or action over against) any party to this Agreement.

         5.9 Notices.

                  (a) Notices or other communications required to be given pursuant to this Agreement will be written and delivered personally or sent in letter form or by facsimile to the address of the recipient specified herein or to such other address as may from time to time be designated by such recipient through notification to the other parties. The dates on which notices will be deemed to have been effectively given will be determined as follows:

                           (i) Notices given by personal delivery (including
courier delivery) will be deemed effectively given on the date of personal delivery;

                           (ii) Notices given in letter form will be deemed
effectively given five business days after the date mailed by registered airmail, postage prepaid; and

                           (iii) Notices given by facsimile will be deemed
effectively given on the 1st business day following the date of transmission, as indicated on the document in question.

                  (b) Addresses to which notices are to be sent are as follows:

                           (i) If to the Capital Investors:

                               Capital Partners
                               One Pickwick Plaza
                               Suite 300
                               Greenwich, CT 06830
                               Attention: A. George Gebauer
                               Facsimile: (203) 625-0423

                               With a copy to:

                               Morgan, Lewis & Bockius
                               101 Park Avenue
                               New York, NY 10178
                               Attention:  Samuel B. Fortenbaugh, III
                               Facsimile: (212) 309-6273

                           (ii)If to Maxtor:

                               Maxtor Corporation
                               211 River Oaks Parkway
                               San Jose, CA 95134
                               Attention: General Counsel
                               Facsimile: (408) 432-4169

                               With a copy to:

                               Ware & Freidenrich,
                               A Professional Corporation,
                               400 Hamilton Avenue
                               Palo Alto, CA 94301
                               Attention: Gregory Gallo
                               Facsimile:  (415) 327-3699

                         (iii) If to any Management Investor, to the address
for such Management Investor set forth on Exhibit A or the records of Newco,

                                With a copy to:

                                Wilson, Sonsini, Goodrich & Rosati
                                Professional Corporation
                                Two Palo Alto Square, Suite 900
                                Palo Alto, California  94306
                                Attn:  Steven E. Bochner
                                Facsimile:  (415) 858-4486

         5.10 Remedies; Waiver. All rights and remedies existing under this Agreement are cumulative to and not exclusive of, any rights or remedies otherwise available. No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

         5.11 Severability. If any provision of this Agreement is determined by any Governmental Entity to be unenforceable, the remaining provisions of this Agreement will remain in effect provided that the essential terms and conditions of this Agreement for both parties remain enforceable. In event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof.

         5.12 No Consequential Damages. No party will have any liability to any other party for any special, consequential or similar damages arising from any actual or alleged breach of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.


CP ACQUISITION, L.P. NO. 4A                  MAXTOR CORPORATION
By: Capital Partners, Inc.

    By: /s/ A. GEORGE GEBAUER                By: /s/ WALTER D. AMARAL
        -------------------------                ----------------------------
            A. George Gebauer                        Walter D. Amaral

    Title:  Vice President                   Title:
                                                    -------------------------


CP ACQUISITION, L.P. NO. 4B                  STORAGE DIMENSIONS, INC.
By: Capital Partners, Inc.

    By: /s/ A. GEORGE GEBAUER                By: /s/ A. GEORGE GEBAUER
        -------------------------                ----------------------------
            A. George Gebauer                        A. George Gebauer

    Title:  Vice President                   Title:  President


CAPITAL PARTNERS, INC.                       FGS, INC.

By: /s/ A. GEORGE GEBAUER                    By: /s/ A. GEORGE GEBAUER
        -------------------------                ----------------------------
        A. George Gebauer                            A. George Gebauer

Title:  Vice President                       Title:  Vice President



                                             /s/ GENE E. BOWLES, JR.
                                             --------------------------------
                                             GENE E. BOWLES, JR.

                                             /s/ DAVID A. EEG
                                             --------------------------------
                                             DAVID A. EEG